Exhibit 32.1
CERTIFICATION OF
 CHIEF EXECUTIVE OFFICER
 UNDER SECTION 906 OF THE
 SARBANES OXLEY ACT OF 2002, 18 U.S.C. § 1350

The undersigned, John D. Schiller, Jr., Chairman of the Board and Chief Executive Officer of Energy XXI (Bermuda) Limited (the "Company"), hereby certifies that the Quarterly Report of the Company on Form 10-Q for the period ended March 31, 2010 (the "Report") (1) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Company.

/S/ JOHN D. SCHILLER, JR.
Date:  May 6, 2010                                                                                John D. Schiller, Jr.
Chairman of the Board and Chief
Executive Officer